REVOCABLE PROXY

                           NETWORK IMAGING CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints James J. Leto and Jorge R. Forgues, and each of them individually, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of Series A Cumulative Convertible Preferred Stock ("Series A Stock") of Network Imaging Corporation ("Company") that the undersigned would be entitled to vote if personally present at the Special
Meeting of Stockholders of the Company ("Special Meeting") to be held on Wednesday, December 31, 1997 at 9:00 a.m. at the Hidden Creek Club, 1711
Clubhouse Road, Reston, Virginia, and at any adjournment or postponement thereof.

      The undersigned acknowledges the receipt of the Notice of Special Meeting of Stockholders for the Special Meeting and the related Proxy Statement-Prospectus. All other proxies heretofore given by the undersigned to vote shares of Series A Stock are expressly revoked.

                     NETWORK IMAGING CORPORATION
                     500 HUNTMAR PARK DRIVE
                     HERNDON, VIRGINIA 20170

1. Proposal One: Approve and adopt The Certificate of Amendment to Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Network Imaging Corporation in the form attached to the Proxy Statement-Prospectus as Annex B.

       FOR [   ]                   AGAINST [   ]                  ABSTAIN [   ]


2. In their discretion on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the matters listed above.

      Whether or not you plan to attend the Special Meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                                            Change of Address or       [   ]
                                            Comments Mark Here

          Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: __________________________________, 1997

      -----------------------------------------  Signature of Shareholder

      -----------------------------------------  Signature of Additional
                                                   Shareholder(s)

Votes must be indicated (x) in Black or Blue ink.

Please Sign, Date and Return Card Promptly Using the Enclosed Envelope.

2